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                                                                      EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                                     RE: Varian Associates, Inc.
                                              Registrations on Forms S-8 and S-3

We are aware that our report dated July 17, 1996 on our review of the interim financial information of Varian Associates, Inc. for the three-month and nine month periods ended June 28, 1996 and June 30, 1995 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Forms S-8, Registration Statement Numbers 33-46000, 33-33661, 33-33660, and 2-95139 and Forms S-8 and S-3, Registration Statement Number 33-40460. Pursuant to Rule 436(c) under the Securities Act of 1933 this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





                                                  /s/ Coopers & Lybrand  L.L.P.
                                                  -----------------------------
                                                      Coopers & Lybrand  L.L.P

San Jose, California
August 8, 1996


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